EXHIBIT 99.1

23andMe Reports FY2023 Third Quarter Financial Results

Third quarter revenue grew 18% to $67 million

Consumer revenue grew 17% year over year

FY2023 financial guidance raised to expected revenue range of $290 to $300 million

SOUTH SAN FRANCISCO, Calif., Feb. 08, 2023 (GLOBE NEWSWIRE) -- 23andMe Holding Co. (Nasdaq: ME) (23andMe), a leading human genetics and biopharmaceutical company with a mission to help people access, understand, and benefit from the human genome, today reported its financial results for the third quarter (Q3) of its fiscal year 2023 (FY2023), which ended December 31, 2022. 23andMe is the only company with multiple U.S. Food and Drug Administration (FDA) authorizations for over-the-counter genetic health risk reports, and in particular the only company the FDA has authorized to provide, without physician involvement, genetic cancer risk reports and medication insights on how individuals may process certain commonly prescribed medications based on their genetics. The Company has also created the world’s largest crowdsourced platform for genetic research, which it is using to pursue drug discovery programs rooted in human genetics across a spectrum of disease areas.

“We made significant progress this quarter in both our consumer and therapeutics businesses, and we continued to enhance our efforts to provide a leading genetic health service focused on prevention and wellness,” said Anne Wojcicki, Chief Executive Officer and Co-Founder of 23andMe. “On the consumer side, we received a new FDA clearance to provide additional pharmacogenetic information to customers, and delivered two new genetic health reports on asthma and Hashimoto’s disease to 23andMe+ subscribers. The 23andMe Therapeutics group continues to progress our drug development efforts, announcing details of the expansion phase of the clinical trial for our wholly-owned program 23ME-00610, an immunotherapy antibody targeting CD200R1, including the specific tumor indications that will be tested for anticancer activity.”

Recent Highlights

●
Presented trials-in-progress poster detailing the five tumor indication-specific expansion cohorts to be evaluated with 23ME-00610 at the Society for Immunotherapy of Cancer (SITC) 37th Annual Meeting. Following the SITC 37th Annual Meeting, 23andMe has split the prior neuroendocrine cancers including small cell lung cancer cohorts into separate neuroendocrine cancer and small cell lung cancer cohorts.
●
Presented seven scientific posters at the American Society of Human Genetics (ASHG) meeting, which is a forum highlighting cutting-edge science in all areas of human genetics.
●
Presented preliminary data from what is now the largest and most diverse genetic study of sickle cell trait ever conducted at the American Society of Hematology (ASH) annual meeting; research conducted in collaboration with investigators from Johns Hopkins and the National Human Genome Research Institute (NHGRI).
●
Received FDA clearance to provide interpretive drug information for simvastatin, a commonly prescribed cholesterol medication to treat high cholesterol and triglyceride levels.
●
Launched two new health reports for 23andMe+ members. 23andMe+ is an annual membership that offers premium insights and features that provide members even more actionable information to live healthier lives. These reports are developed by 23andMe scientists using data and insights gathered from thousands of customers who have consented to participate in our research. They use machine learning to create a statistical model that estimates a person’s likelihood of developing a specific condition using thousands of genetic markers, along with a person’s ethnicity and birth sex. The new reports released in the third quarter were:
•
Asthma report
•
Hashimoto’s disease report
●
Added ancestry composition detail for people of Ashkenazi Jewish ancestry, allowing members to trace their family connections back to seven genetic groups corresponding to regions within Eastern and Central Europe.
●
Launched an “at-the-market” offering program (ATM Program), pursuant to which the Company may sell, from time to time, at its option, an aggregate of up to $150 million of its shares of Class A common stock.

“Our fiscal third quarter results reflect solid revenue growth in our consumer business, despite the macro-economic headwinds, and give us confidence to raise our full year financial guidance,” said Joe Selsavage, Interim Chief Financial and Accounting Officer of 23andMe. “We are particularly pleased with the customer demand from our holiday sales which utilized a disciplined approach to promotion and discounting and delivered increased Personal Genome Service (PGS) profit margins. With our current cash levels and the option of utilizing our ATM Program, we are continuing to advance our therapeutics programs and to expand our efforts to create a new customer experience with our genetic health service leveraging the telemedicine platform Lemonaid Health.”

FY2023 Third Quarter Financial Results

Total revenue for the three and nine months ended December 31, 2022, was $67 million and $207 million, respectively, compared to $57 million and $171 million, respectively, for the same periods in the prior year, representing an increase of 18% and 21%, respectively. Third quarter revenue growth was primarily driven by an increase in Consumer Services revenue attributable to telehealth services revenue from the Lemonaid Acquisition, an increase in subscription services revenue and growth in PGS revenue. Research Services revenue increased primarily due to an increase in GSK collaboration revenue related to GSK exercising their option to extend the exclusive target discovery period of our collaboration for a fifth year. Nine-month revenue growth was primarily driven by an increase in Consumer Services revenue attributable to telehealth services revenue from the Lemonaid Acquisition and an increase in subscription services revenue, partially offset by a decrease in PGS revenue. Research

Services revenue increased primarily due to an increase in GSK collaboration revenue related to GSK exercising their option to extend the exclusive target discovery period of our collaboration for a fifth year and an increase in revenue under research contracts with third parties in connection with the achievement of certain non-recurring milestones.

Revenue from Consumer Services, which includes PGS, telehealth and subscription services, represented approximately 80% of total revenue for both the three and nine months ended December 31, 2022. Research Services revenue is primarily derived from the collaboration with GSK and accounted for approximately 20% of total revenue for those same periods.

Operating expenses for the three and nine months ended December 31, 2022 were $128 million and $349 million, respectively, compared to $124 million and $271 million, respectively, for the same periods in the prior year. The increase in operating expenses in the three and nine-month periods was primarily attributable to increased personnel-related expenses driven by increased salaries and related taxes as a result of inflation and growth in headcount primarily related to the previously acquired telehealth business, a non-cash impairment charge for certain intangible assets and the addition of sales and marketing expenses from the previously acquired telehealth business.

Net loss for the three and nine months ended December 31, 2022 was $92 million and $248 million, respectively, compared to a net loss of $89 million and $148 million, respectively, for the same periods in the prior year. The increase in the three and nine-month periods was primarily attributable to the increase in operating expenses noted above, as well as a benefit from changes in fair value of warrant liabilities of $3 million and $33 million, respectively, in the three and nine-months ended December 31, 2021.

Total Adjusted EBITDA (as defined below) for the three and nine months ended December 31, 2022 was a deficit of $43 million and $123 million, respectively, compared to a deficit of $64 million and $121 million, respectively, for the same periods in the prior year. The decrease in Adjusted EBITDA deficit for the three-month period was primarily due to a decrease in advertising and brand-related spend for PGS marketing programs within the period. The increase in Adjusted EBITDA deficit for the nine-month period was primarily due to the increase in operating expenses noted above.

Balance Sheet

23andMe ended December 31, 2022 with cash and cash equivalents of $433 million, compared to $553 million as of March 31, 2022.

FY2023 Financial Guidance

23andMe is raising its full year guidance following Q3 FY2023 results. Full year revenue for fiscal year 2023, which will end on March 31, 2023, is projected to be in the range of $290 to $300 million, with a net loss in the range of $325 to $335 million. The full year Adjusted EBITDA deficit is projected to be in the range of $170 to $180 million for fiscal year 2023. As a reminder, this guidance includes the full-year impact of the consolidation of the Company’s acquired telehealth business into its overall consumer business as well as the current and anticipated effects of general inflation on certain of our costs.

Conference Call Webcast Information

23andMe will host a conference call at 4:30 p.m. Eastern Time on Wednesday, February 8, 2023 to discuss the financial results for Q3 FY2023 and report on business progress. The webcast can be accessed on the day of the event at https://investors.23andme.com/news-events/events-presentations. A webcast replay will be available at the same address for a limited time within 24 hours after the event.

About 23andMe

23andMe is a genetics-led consumer healthcare and therapeutics company empowering a healthier future. For more information, please visit investors.23andme.com.

Additional Information

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s Consumer and Research Services and therapeutics businesses, the growth and potential of its proprietary research platform, and access to and use of the ATM Program, including potential sales of shares pursuant thereto and the benefits thereof. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s expected future operating results, strategy, financial position, funding for continued operations, cash reserves, projected costs, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," “predicts,” "continue," "will," “schedule,” and "would" or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Use of Non-GAAP Financial Measure

To supplement the 23andMe’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (GAAP), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that 23andMe defines as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, acquisition-related costs, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to: changes in fair value of warrant liabilities, litigation settlement, and restructuring and other charges, if applicable for the periods presented. This definition has been modified in the current period to include impairment charges. In the three and nine month periods ended December 31, 2021, there were no impairment charges. 23andMe has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by 23andMe’s management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve 23andMe’s annual budget and to develop short- and long-term operating plans. 23andMe provides Adjusted EBITDA because 23andMe believes it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry and it facilitates comparisons on a consistent basis across reporting periods. Further, 23andMe believes it is helpful in highlighting trends in its operating results because it excludes items that are not indicative of 23andMe’s core operating performance. In particular, 23andMe believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of 23andMe’s business. Accordingly, 23andMe believes that Adjusted EBITDA provides useful information in understanding and evaluating operating results in the same manner as 23andMe’s management and board of directors.

In evaluating Adjusted EBITDA, you should be aware that in the future 23andMe will incur expenses similar to the adjustments in this presentation. 23andMe’s presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. When evaluating 23andMe’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results.

Investor Relations Contact: investors@23andMe.com
Media Contact: press@23andMe.com

23andMe Holding Co.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Revenue (includes related party revenue of $13,068, $8,069, $36,258 and $29,281, respectively)	$66,940	$56,891	$207,112	$171,334
Cost of revenue (includes related party costs of $231, $(54), $(279) and $209, respectively)	36,189	29,628	112,598	85,446
Gross profit	30,751	27,263	94,514	85,888
Operating expenses:
Research and development (includes related party expenses of $3,251, $6,300, $9,517 and $18,185, respectively)	57,270	50,298	161,877	139,053
Sales and marketing	39,879	41,979	98,148	70,987
General and administrative	30,702	31,687	89,226	60,547
Total operating expenses	127,851	123,964	349,251	270,587
Loss from operations	(97,100)	(96,701)	(254,737)	(184,699)
Other income (expense):
Interest income, net	3,671	76	5,307	213
Change in fair value of warrant liabilities	—	3,695	—	32,989
Other income (expense), net	855	22	(267)	39
Loss before income taxes	(92,574)	(92,908)	(249,697)	(151,458)
Benefit from income taxes	613	3,512	2,139	3,512
Net loss	$(91,961)	$(89,396)	$(247,558)	$(147,946)
Other comprehensive loss, net of tax	(1,943)	(36)	(490)	(36)
Total comprehensive loss	$(93,904)	$(89,432)	$(248,048)	$(147,982)
Net loss per share of Class A and Class B common stock attributable to common stockholders:
Basic and diluted	$(0.20)	$(0.21)	$(0.55)	$(0.44)
Weighted-average shares used to compute net loss per share:
Basic and diluted	453,407,202	426,591,111	449,949,829	334,491,905

23andMe Holding Co.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,	March 31,
	2022	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$432,801	$553,182
Restricted cash	1,399	1,599
Accounts receivable, net (includes related party amounts of $3,636 and zero, respectively)	26,808	3,380
Inventories	11,960	10,789
Deferred cost of revenue	14,336	7,700
Prepaid expenses and other current assets	21,367	25,139
Total current assets	508,671	601,789
Property and equipment, net	40,791	49,851
Operating lease right-of-use assets	49,987	55,577
Restricted cash, noncurrent	6,974	6,974
Internal-use software, net	13,823	9,635
Intangible assets, net	49,362	73,905
Goodwill	351,744	351,744
Other assets	3,302	2,593
Total assets	$1,024,654	$1,152,068
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable (includes related party amounts of zero and $12,567, respectively)	$13,984	$37,930
Accrued expenses and other current liabilities (includes related party amounts of $9,862 and $5,772, respectively)	69,036	44,588
Deferred revenue (includes related party amounts of $22,943 and $9,181, respectively)	108,934	62,939
Operating lease liabilities	8,159	7,784
Total current liabilities	200,113	153,241
Operating lease liabilities, noncurrent	71,441	78,524
Other liabilities	2,108	4,647
Total liabilities	$273,662	$236,412
Stockholders' equity
Common Stock, par value $0.0001 - Class A shares, 1,140,000,000 shares authorized, 288,629,645 and 228,174,718 shares issued and outstanding as of December 31, 2022 and March 31, 2022, respectively; Class B shares, 350,000,000 shares authorized, 168,531,838 and 220,637,603 shares issued and outstanding as of December 31, 2022 and March 31, 2022, respectively	45	45
Additional paid-in capital	2,193,544	2,110,160
Accumulated other comprehensive income	(311)	179
Accumulated deficit	(1,442,286)	(1,194,728)
Total stockholders’ equity	750,992	915,656
Total liabilities and stockholders’ equity	$1,024,654	$1,152,068

23andMe Holding Co.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(247,558)	$(147,946)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24,918	15,345
Amortization and impairment of internal-use software	3,214	1,741
Stock-based compensation expense	93,768	37,473
Changes in fair value of warrant liabilities	—	(32,989)
Impairment of long-lived assets	10,126	—
Other	(1)	77
Changes in operating assets and liabilities:
Accounts receivable (includes related party amounts of $(3,636) and $(105), respectively)	(23,428)	(21,078)
Inventories	(1,172)	(10,605)
Deferred cost of revenue	(6,636)	(10,630)
Prepaid expenses and other current assets (includes related party amounts of zero and $(207), respectively)	3,772	(7,697)
Operating right-of-use assets	5,570	5,265
Other assets	(711)	(604)
Accounts payable (includes related party amounts of $(12,567) and $(4,422), respectively)	(23,305)	(804)
Accrued and other current liabilities (includes related party amounts of $4,090 and $5,416, respectively)	4,265	9,878
Deferred revenue (includes related party amounts of $13,762 and $(3,969), respectively)	45,996	40,223
Operating lease liabilities	(6,708)	(5,655)
Other liabilities	(2,539)	(3,617)
Net cash used in operating activities	(120,429)	(131,623)
Cash flows from investing activities:
Purchases of property and equipment	(2,854)	(2,420)
Prepayment for intangible assets	—	(5,500)
Capitalized internal-use software costs	(5,163)	(2,855)
Cash paid for acquisitions, net of cash acquired	—	(94,165)
Net cash used in investing activities	(8,017)	(104,940)
Cash flows from financing activities:
Proceeds from exercise of stock options	3,933	11,476
Proceeds from issuance of common stock under employee stock purchase plan	3,238	—
Payments of deferred offering costs	—	(30,642)
Proceeds from issuance of common stock upon merger	—	309,720
Proceeds from PIPE (related party amounts of zero and $25,000, respectively)	—	250,000
Proceeds from exercise of merger warrants	—	44
Payment for warrant redemptions	—	(116)
Net cash provided by financing activities	7,171	540,482
Effect of exchange rates on cash and cash equivalents	694	(4)
Net increase (decrease) in cash, cash equivalents and restricted cash	(120,581)	303,915
Cash, cash equivalents and restricted cash—beginning of period	561,755	290,862
Cash, cash equivalents and restricted cash—end of period	441,174	594,777
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	472	859
Stock-based compensation capitalized for internal-use software costs	2,239	745
Reclassification of deferred offering costs	—	3,971
Assumption of merger warrants liability	—	75,415
Conversion of redeemable convertible preferred stock to common stock	—	837,351
Redemption/exercise of Class A common stock warrants	—	42,354
Stock consideration in acquisition of businesses, including fair value of common stock issued and fair value of stock-based awards that were vested	—	322,842
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	432,801	586,204
Restricted cash, current	1,399	1,599
Restricted cash, noncurrent	6,974	6,974
Total cash, cash equivalents and restricted cash	$441,174	$594,777

23andMe Holding Co.

Total Company and Segment Information and Reconciliation of Non-GAAP Financial Measures

(in thousands)

(Unaudited)

The Company’s revenue and Adjusted EBITDA by segment and for the total Company is as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Segment Revenue:
Consumer and Research Services	$66,940	$56,891	$207,112	$171,334
Total revenue (1)	$66,940	$56,891	$207,112	$171,334
Segment Adjusted EBITDA:
Consumer and Research Services Adjusted EBITDA	$(8,313)	$(31,967)	$(22,986)	$(33,232)
Therapeutics Adjusted EBITDA	(21,471)	(19,916)	(58,599)	(57,046)
Unallocated Corporate (2)	(13,488)	(12,129)	(41,057)	(30,692)
Total Adjusted EBITDA	$(43,272)	$(64,012)	$(122,642)	$(120,970)

Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(91,961)	$(89,396)	$(247,558)	$(147,946)
Adjustments:
Interest (income), net	(3,671)	(76)	(5,307)	(213)
Other (income) expense, net	(855)	(22)	267	(39)
Change in fair value of warrant liabilities	—	(3,695)	—	(32,989)
Income tax benefit	(613)	(3,512)	(2,139)	(3,512)
Depreciation and amortization	5,257	4,681	15,512	14,188
Amortization of acquired intangible assets	4,265	2,898	12,847	2,898
Impairment of acquired intangible assets	9,968	—	9,968	—
Stock-based compensation expense	34,338	17,409	93,768	37,473
Acquisition-related costs (3)	—	7,701	—	9,170
Total Adjusted EBITDA	$(43,272)	$(64,012)	$(122,642)	$(120,970)
(1)
There was no Therapeutics revenue for the three and nine months ended December 31, 2022 and 2021.
(2)
Certain department expenses such as Finance, Legal, Regulatory and Supplier Quality, Corporate Communications, and CEO Office are not reported as part of the reporting segments as reviewed by the CODM. These amounts are included in Unallocated Corporate.
(3)
For the three and nine months ended December 31, 2021, acquisition-related costs primarily consisted of advisory, legal and consulting fees related to the Lemonaid Acquisition.

23andMe Holding Co.

Reconciliation of GAAP Net Loss Outlook to non-GAAP Adjusted EBITDA Outlook

(in thousands)

(Unaudited)

	Outlook for the Year Ending March 31, 2023
	as of December 31, 2022
	Low	High
Reconciliation of estimated net loss to adjusted EBITDA:
GAAP Net Loss outlook	$(335,000)	$(325,000)
Adjustments
Estimated interest (income) expense, net	(9,749)	(9,749)
Estimated other (income) expense, net	(1,919)	(1,919)
Estimated depreciation and amortization	20,092	20,092
Estimated amortization of acquired intangible assets	17,100	17,100
Estimated stock-based compensation expense	129,476	129,476
Non-GAAP adjusted EBITDA outlook	$(180,000)	$(170,000)